Exhibit 10.01

                             LICENSE AGREEMENT

        THIS LICENSE AGREEMENT is made this 5th day of April, 1999, by and between Automation Excellence Caribe Ltd., a Nevis corporation (the "Owner") and CrossCountry Holdings Ltd., a Delaware corporation (the "Master Licensor").

                           W I T N E S S E T H :

        WHEREAS, Owner has created AutoEx Exchange Server, a computer transaction software system (the "System"), that allows two parties to transact business over the internet with state-of-the-art security (strong encryption), and which allows for the guaranteed delivery of product against payment of funds in any available listed currency (the "GlobalTrade Network"); and

        WHEREAS, the System is unique and not likely to be replicated without the technology and know-how developed by Owner; and

        WHEREAS, the System appears to offer great advantages over presently available computer technology for similar purposes; and

        WHEREAS, Owner possesses and controls the technical information, expertise and know-how for use in connection with the fabrication and deployment of said System; and

        WHEREAS, Master Licensor desires to obtain a license to fabricate, manufacture, install and possibly sub-license such System and market the same by sale, license and/or lease of special sites on the internet ("Special Sites").

        NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, it is hereby agreed as follows:

        1.    Definitions.   The following definitions are applicable in
this Agreement, unless a particular context clearly indicates to the contrary:

            (a) The word "Invention" shall mean and include all source code(s), revision(s) and versions of same, operating systems, computer software platforms and computer programs, concepts, designs, formulas and proprietary information relating to the System, and all techniques and processes related thereto, including any tools for the manufacture and/or installation thereof which have been or may be developed in connection with said Invention by Owner.

            (b) The word "Know-How" shall mean and include technical data, designs, plans, specifications, methods, processes, systems and any other information and documentation, whether copyrightable or patentable, or not, relating to the System owned or controlled by Owner which will, when properly utilized by one skilled in the art, enable Master Licensor to fabricate, install, market and otherwise exploit the System utilizing the processes and the concepts encompassed within the definition of "Invention" as defined above.

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        2.    License.   Subject to the provisions of Paragraph 5 below,
Owner hereby grants to Master Licensor the exclusive, worldwide right and license to enjoy and exploit the Invention and the related Know-How, by manufacture, installation, distribution, license, sale or lease, and to utilize the trademarks, tradenames and promotional concepts devised by Owner for the commercialization of the Invention. Such License includes the right to grant sublicenses upon terms consistent with and subordinate to this Agreement, on such terms and conditions as the Owner may approve in writing in the sole discretion of the Owner, and provided, however, that Master Licensor shall continue to pay and guarantee to Owner the same royalties and license fees for each Invention licensed, sold or leased by said sublicensees or from the sale thereof, as if the same were manufactured, installed, licensed, sold and/or leased by Master Licensor
pursuant to the terms of this Agreement.   Master Licensor shall be
responsible for the proper reporting and payment of royalties by its sublicensees, and all such sublicensees shall be responsible directly to
Master Licensor.   The License herein granted includes the Invention and
related Know-How, engineering, improvements, copyrights, patents and copyright and patent applications, if any, and divisional orders relating to the Invention or any process relating to the production, manufacture, fabrication or installation thereof, which Owner now owns or controls, or which Owner may hereafter own or control during the term of this Agreement. Notwithstanding any interpretation hereof to the contrary, however, the term "engineering improvements" shall not apply to any patentably distinct idea or improvement. Any copyrightable or patentable distinct idea or improvement shall be subject, however, to the provisions of Paragraph 10 below.

        Notwithstanding foregoing provisions of this Paragraph 2 to the contrary, however, Owner is excepting from the exclusive, worldwide rights herein granted to Master Licensor the rights earlier granted on January 5, 1999 to GlobalTrade Union of Security Dealers PLC for financial transactions, i.e. brokerage, banking and institutional investor transactions, which were granted for an initial two-year term expiring on January 5, 2001, and which is are renewable by GlobalTrade Union of Security Dealers PLC for an additional twenty years thereafter in five-year increments of extension.

        3.    Representations of Owner.   The Owner represents that, to the
best of its knowledge, it is the exclusive owner of all rights to the Invention and the processes for the production, installation and maintenance thereof, and will own any copyright or patent applications to be filed thereon, if any, and it has the right to grant the exclusive license hereby granted; that it has executed no agreement in conflict herewith, and that except for the license granted on January 5, 1999 to GlobalTrade Union of Security Dealers PLC, it has not granted to any other person, firm or corporation, any right, license, shop-right or privilege that will conflict with this Agreement.

        4.    Term.   This Agreement shall continue for a period of twenty
(20) years after the date hereof, subject to the following conditions:

            (a) If the license fees or the royalty payments provided for herein are not made when due or within thirty (30) days thereafter, and if any such payments remain in arrears for thirty (30) days after notice from Owner, or if the Master Licensor defaults in performing any of the other terms of this Agreement or fails to manufacture and market the Invention with diligence, and continues in default for a period of sixty (60) days after written notice thereof from Owner, or if the Master Licensor is adjudicated bankrupt or insolvent, or enters into a composition or arrangement with its creditors, or a receiver is appointed for it, or there is a change

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in the effective control of Master Licensor or its business, then Owner shall have the right to terminate this Agreement upon giving written notice to Master Licensor at least fifteen (15) days before the time when such termination is to take effect, and thereupon the Agreement shall become void without prejudice to any remedy of the Owner for the recovery of any money then due to it under this Agreement or in respect to any antecedent breach of this Agreement without prejudice to any other right of the Owner.

            (b) This Agreement may be terminated at any time upon the mutual consent of Owner and Master Licensor.

            (c) Upon termination under subdivisions (a) or (b) of this Paragraph, Master Licensor shall duly account to Owner and transfer to it all rights which it may have to the Invention, the Know-How, improvements, copyrights, patents, inventions, processes, apparatus, data, designs, plans and specifications granted herein and possession of all of the above which may have been granted pursuant to the terms of this Agreement including but not limited to extant sublicenses and royalties and license fees thereunder.

        5.    Licensing Fee and Royalties.   By executing this Agreement,
the Owner acknowledges receipt from the Master Licensor of 2,000,000 shares of the Common Stock of Master Licensor.

    Master Licensor shall pay to Owner the following consideration for each year of this Agreement:

            (a) A one-time payment of Five Thousand Dollars (US$5,000.00) upon the creation of each Special Site licensed by Master Licensor (or any subsequent licensee of Master Licensor) to compensate Owner for the services of Owner's personnel to customize the Special Site to the requirements of Master Licensor's licensee plus One Hundred (US$100.00) per programming hour for any unusual special requirements requested by Master Licensor or its customer; and

            (b) Five Hundred Dollars (US$500.00) per month for each Special Site licensed by Master Licensor (or any subsequent licensee of Master Licensor) to compensate Owner for the services of Owner's personnel to maintain the Special Site to the requirements of Master Licensor's licensee. (The Special Site shall include the registration and payment of an Internet Domain Name and a 24/7 Web Hosting Service. It is accepted that there may also be nominal additional fees payable to Owner to cover the cost of additional servers or co-located stand-alone servers if, in the case of an extremely popular site, it is determined in the opinion of the Master Licensor that such a requirement is desireable); and

            (c) A transaction fee of 15% of the transaction fee for each transaction as established from time-to-time by Master Licensor (or any subsequent licensee of Master Licensor) on the System, as a royalty for the use of the System.

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            (d)    Should Owner not be paid the compensation referred to in
subparagraphs 5(a), 5(b) and 5(c) above, when the same are due and payable, or if Master Licensor shall fail to manufacture, install and market the Invention with diligence, Owner shall have the right at any time thereafter, after thirty (30) days' written notice to declare this exclusive license to be terminated, whereupon Owner shall have the right to grant licenses to any other persons or entities on such terms as Owner may determine.

        6.    Reports and Payments.   Master Licensor shall, at all times,
keep an accurate account of all revenues received within the scope of this Agreement, shall furnish quarterly written sales reports to Owner within forty-five (45) days after the each of each calendar quarter, and shall pay to Owner, with each such report, the amount of earned royalties due for the period covered by the report. Additionally, Master Licensor shall deliver to Owner a complete set of audited financial statements each year with respect to the operations of the Master Licensor within 90 days following the end of the Master Licensor's fiscal year, which shall be prepared in accordance with Generally Accepted Accounting Principles ("GAAP") as applied in the United States of America and in accordance with the provisions of Regulation S-X under the Securities Exchange Act of 1934, as amended, and as interpreted by the Securities and Exchange Commission ("SEC"), and reviewed by an independent public accountant acceptable to Owner.

        7.    Affirmative Duties of Owner.   During the term of this
Agreement, Owner shall have the affirmative duty to perform the following acts:

            (a) Owner shall provide consultation services to Master Licensor for the establishment of each Special Site at which the System is to be installed, which shall be installed and will operate at a level similar to the demonstration system tested and found suitable by the Master Licensor prior to the execution of this Agreement. Owner also shall be compensated by Master Licensor for all travel expenses, food and lodging costs and other incidental expenses that may be incurred by Owner should travel be required to locations other than the physical location of of the programmer(s) then being utilized by Owner, for the purpose of providing consultation services.

            (b) Owner shall provide the technical assistance necessary to maintain each Special Site installed by Owner for Master Licensor or any of its licensees on a twenty-four (24) hour basis, as the internet is a worldwide system operating constantly.

            (c) Owner shall also disclose to Master Licensor all information and Know-How which it presently has or may obtain concerning the System, and the methods of installation for Special Sites.

        8.    Affirmative Duties of Master Licensor.   Master Licensor
shall have the affirmative duty to perform the following acts:

            (a) Master Licensor shall properly use and apply the Invention, the Know-How, designs and installation techniques of Owner, and any other knowledge or Know-How which may be communicated to Master Licensor by Owner in connection
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with the Invention and any processes for the production, fabrication or installation thereof.

            (b) During the life of and after the termination of this Agreement for any reason whatsoever, Master Licensor will not reveal or disclose any confidential information or data relating to the Invention, methods of production of the same, or the Know-How or the processes relating to the production, fabrication or installation of same, to any third party without the prior written consent of Owner, provided that Master Licensor may employ agents, contractors or sublicensees for the design, fabrication, manufacture or installation of Special Sites based upon the designs, Know-How, processes and work designs of Owner, but provided that such agents, contractors or sublicensees shall first each sign a written agreement binding each of them to the same obligations of nondisclosure as the Master Licensor has under this Agreement. Such written agreements shall also bind each agent, contractor, and sublicensee to all of the obligations of this Agreement provided, however, any such arrangements or agreements shall not in any way affect the duty of the Master Licensor to pay royalties or otherwise lessen its duties under this
Agreement.   Master Licensor assumes the obligation that those of its
employees who are likely, by reason of their employment, to obtain confidential information relating to the Invention or any process relating thereto will sign secrecy declarations in which the employees will undertake not to communicate after termination of their employment any such information regarding the Invention or any process relating thereto without the prior written consent of Owner. Such declarations shall also include a nonemployment-by-a-competitor declaration in a form to be mutually agreeable to Owner and Master Licensor.

            (c) Master Licensor hereby grants to Owner access to and the right to review Master Licensor's books and records for the purpose of verifying the number of Special Sites utilizing the System, and the revenues from the exploitation of the System, and to inspect, at the Owner's cost, the Master Licensor's facilities at all reasonable business hours, for the purpose of observing what is being done by the Master Licensor in connection with the design, production and improvements upon the Invention or any processes relating thereto for the purpose of keeping Owner fully informed with respect to any developments in connection therewith.

            (d) Master Licensor shall disclose fully to Owner all results from testing the installations of the System at the Special Sites using the Invention and all processes, inventions and improvements relating thereto, whether or not copyrightable or patentable, which are devised by Master Licensor or its employees, agents or contractors relating to the Invention or any process relating thereto.

            (e) Master Licensor shall not market or sell any Special Site installations which utilize the Invention or any processes relating thereto unless and until such Special Site installations are tested by the Owner, the Master Licensor or an independent testing laboratory or agency, and meet the quality standards necessary to compete with products used for similar purposes in the industry. Master Licensor shall, at its sole cost and expense, defend Owner and agrees to indemnify and hold harmless the Owner, its successors and assigns as to any and all claims, demands,

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actions, causes of action, or suits of law or equity of whatsoever kind and nature by any party or entity, including but not limited to consumers, dealers, distributors or third parties, arising out of the fitness or quality or alleged lack thereof of any Special Site installation of the System by Master Licensor or under its direction.

            (f) Master Licensor hereby acknowledges that the Invention and the Know-How here obtained from Owner under this Agreement are trade secrets held by Owner, and that the same has not been and likely will not be subject to applications for copyright or patent. It is a material portion of the consideration for this Agreement that the Master Licensor does by these presents acknowledge and agree to hold in secret the Invention and the Know-How related thereto, and should such Invention or Know-How become public information as the result of Master Licensor's failure to hold such information as a trade secret, Master Licensor will be directly liable to Owner for all damages incurred by Owner as the result of such breach.

            (g) When information is brought to its attention indicating that others without license may be unlawfully infringing on the rights granted herein, Master Licensor shall immediately notify Owner of such fact, and shall immediately commence action, at its own expense, to defend any copyright or patent rights, trademark rights or trade name rights which may relate thereto provided, however, nothing herein shall be construed as to require Master Licensor to commence any such action where it has received an opinion from qualified counsel to the effect that it has less than a fifty-fifty chance of succeeding on the merits in connection with
such litigation.   Notwithstanding anything contained elsewhere herein to
the contrary, however, if as a result of litigation commenced pursuant to this subparagraph the trade secret underlying the Invention is held to be void, voidable or unenforceable such that other firms can and then are fabricating and marketing the Invention in direct competition with Master Licensor without the burden of paying royalties to either Master Licensor or Owner, upon the conclusion of such litigation, Master Licensor shall be released from any further obligation to pay Owner any royalty, license fee or other compensation under the terms of Paragraph 5 above.

            (h) Master Licensor shall not accept any payment from any person, firm or corporation for the purpose of inducing Master Licensor to not exploit and market the Invention and Know-How, nor engage in any course of conduct which would constitute a violation of the anti-trust laws of the United States or of the jurisdiction(s) subject of this Agreement. Failure of Master Licensor to abide this provision shall be grounds for termination of this Agreement by Owner upon sixty days written notice to Master Licensor, whereupon Owner shall have the right to grant licenses to any other persons, firms or corporations on such terms as Owner may determine.

        9.    Trademarks and Trade Names.   Owner may suggest any names,
labels, logotypes and other marks of any type to be used in connection with the Invention and/or processes relating thereto, and will notify Master
Licensor of the same.   Master Licensor hereby agrees to consider the use
of such names, labels, logotypes, symbols or other marks on products and upon advertising materials or brochures of any type which promote, advertise or describe any product

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utilizing the Invention or any process relating thereto which is manufactured, sublicensed, contracted or otherwise produced or sole by
Master Licensor.   It is agreed, however, that such name, labels,
logotypes, symbols or other marks will be affixed to products and related advertising materials utilizing the Invention or any processes relating thereto only if such products have been tested and meet the quality standards for similar products employed in the industry.

        10.    Improvements.   After the termination of this Agreement,
Master Licensor shall grant to Owner a nonexclusive, worldwide, royalty-free license to use any and all copyrights, patents, technical information and Know-How relating to alterations or improvements in the Invention or any processes relating thereto which copyrights, patents, information and Know-How Master Licensor obtained through activities performed by Master Licensor or its employees, agents, contractors or sublicensees during the term of this Agreement.

        11.    Miscellaneous Provisions.   The following provisions are
also integral parts of this Agreement:

            (a) This Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto, and to any entities resulting from their reorganizations, consolidations or mergers.

            (b) The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of this Agreement.

            (c) This Agreement constitutes the entire understanding and agreement between the parties and supersedes all prior agreements, representations or understandings between the parties relating to the
subject matter hereof.   All subsequent agreements relating to the subject
matter hereof are hereby merged into this instrument.

            (d) This Agreement may be signed upon any number of counterparts with the same effect as if the signature to any counterpart were upon the same instrument.

            (e) The provisions of this Agreement are severable, and, should any provisions hereof be void, voidable, unenforceable or invalid, such void, voidable, unenforceable or invalid provision shall not affect any other portion or provisions of this Agreement.

            (f) Any waiver by either party hereto of any breach of any kind or character whatsoever by the other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Agreement on the part of the other party.

            (g) The several rights and remedies herein expressly reserved to each of the parties shall be construed as cumulative; and none of them shall be exclusive of (or in lieu of limitation of) any other right, remedy or priority allowed by law.

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            (h)    This Agreement may not be modified except by an
instrument in writing signed by the parties hereto.

            (i) The parties agree that time is of the essence in the performing of all duties herein.

            (j) This Agreement shall be interpreted, construed and enforced according to the laws of Nevis, West Indies.

            (k) In the event any action or proceeding is brought by either party under this Agreement, the prevailing party shall be entitled to recover attorneys' fees and costs in such amount as the court may adjudge reasonable.

            (l) This Agreement and the rights and obligations herein may be assigned by either party hereto without the consent of the other party, except that Owner may not assign the obligations of Owner under Paragraph 7 or any other obligations of Owner which require the unique services of Owner's personnel.

            (m) All notices, demands and request required or permitted to be given hereunder shall be in writing and shall be deemed duly given if delivered or if mailed by registered or certified mail,l postage prepaid, addressed to the following:



     If to Owner, to:             Automation Excellence Caribe Ltd.
                                  Barclay's Building, Main Street
                                  Office Suite Number 1
                                  Charlestown, Nevis, West Indies

                                  FAX No.:    (529) 884-7062

     If to Master Licensor, to:   CrossCountry Holdings Ltd.
                                  c/o The Ridge Group
                                  660 Newport Center Drive, Ste. 780
                                  Newport Beach, CA 92660

                                  FAX No.:    (949) 718-0989

Either party shall have the right to specify in writing, in the manner above provided, another address to which subsequent notices to such party
shall be given.   Any notice given hereunder shall be deemed to have been
given as of the date sent by facsimile ("FAX") or delivered or mailed.

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        IN WITNESS WHEREOF, the Owner and the Master Licensor have caused this Agreement to be executed as of the day and year first above written.

    OWNER:                                 MASTER LICENSOR:

    Automation Excellence Caribe Ltd.,     CrossCountry Holdings Ltd.,
      a Nevis corporation                    a Delaware corporation



    /s/ Scott Wilson                       /s/ Charlene Davis
    -----------------------                --------------------------
    Scott Wilson,                          Charlene Davis,
    President                              President